UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                January 16, 2004



                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


             NEW YORK                       0-15502              13-3238402
(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)           File Number)       Identification No.)


170 CROSSWAYS PARK DRIVE, WOODBURY, NEW YORK                        11797
  (Address of principal executive offices)                        (Zip Code)


                                 (516) 677-7200
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

           On January 16, 2004, Comverse Technology, Inc. (the "Company") moved the time and date for its 2004 Annual Meeting of Shareholders (the "Annual Meeting") to 10:00 a.m. (local time) on June 15, 2004. The meeting will be held at the Hilton Huntington, 598 Broadhollow Road (Route 110), Melville, New York 11747.

           The Company is informing its shareholders, pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, of the following revised deadlines:

     1. Shareholder proposals intended to be considered for inclusion in the proxy statement for the Annual Meeting must be received by the Secretary of the Company at its offices, 170 Crossways Park Drive, Woodbury, New York 11797, by February 16, 2004.

     2. Shareholder proposals intended to be presented at the Annual Meeting, but not for inclusion in the Company's proxy statement, must be received by the Secretary of the Company at the address noted above by April 13, 2004 in order to be timely. If a shareholder fails to timely provide proposals, the proxies designated by the Board of Directors of the Company will have the discretionary authority to vote on such proposals.

     3. A shareholder who wishes to recommend individuals as nominees for director consideration by the Corporate Governance and Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company at the address noted above by March 15, 2004. Submissions must include sufficient biographical information concerning the recommended individual. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMVERSE TECHNOLOGY, INC.

Dated: January 16, 2004                 /s/ David Kreinberg
                                        --------------------------------------
                                        Name: David Kreinberg
                                        Title: Executive Vice President
                                               and Chief Financial Officer